As filed with the Securities and Exchange Commission on February 28, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of Registrant as Specified in its Charter)

Delaware	37-1516132
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2780 Waterfront Pkwy E. Drive, Suite 200

Indianapolis, Indiana 46214

(Address of Principal Executive Offices, including Zip Code)

Calumet GP, LLC Amended and Restated Long-Term Incentive Plan

(Full title of the plan)

R. Patrick Murray, II

2780 Waterfront Pkwy E. Drive, Suite 200

Indianapolis, Indiana 46214

(317) 328-5660

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Proposed Maximum Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Amount of Aggregate Offering Price (2)	Registration Fee
Common Units representing limited partner interests	508,654	$37.04	$18,840,544	$2,570

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers any additional common units which become issuable under the antidilution provision of the plan being registered pursuant to this registration statement by reason of any unit dividend, unit split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding common units.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices reported on the Nasdaq Global Select Market on February 27, 2013 ($37.04 per unit).

EXPLANATORY NOTE

This registration statement (“Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 to register 508,654 additional common units representing limited partner interests in Calumet Specialty Products Partners, L.P. (the “Registrant”) that may be issued under the Calumet GP, LLC Amended and Restated Long-Term Incentive Plan, as amended from time to time (the “Plan”). The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2006 (File No. 333-138767) are incorporated herein by reference.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•

The Registrant’s Current Reports on Form 8-K and/or Form 8-K/A filed with the Commission on February 23, 2012, April 26, 2012, May 7, 2012, May 9, 2012, June 8, 2012, June 21, 2012, June 25, 2012, July 5, 2012, August 20, 2012, October 5, 2012, December 4, 2012 and January 10, 2013; and

•

The description of the Registrant’s common units contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 18, 2006 (File No. 000-51734) and any subsequent amendment thereto filed for the purpose of updating such description.

In addition, except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished under Item 2.02, Item 7.01 or Item 9.01 of any Current Report on Form 8-K or included as an exhibit), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Calumet Specialty Products Partners, L.P.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The partnership agreement of Calumet Specialty Products Partners, L.P. provides that, in most circumstances, the Registrant will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	the general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•

any person who is or was a member, partner, officer, director, employee, agent or trustee of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner; or

•

any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

Any indemnification under these provisions will only be out of the Registrant’s assets. Unless it otherwise agrees, the Registrant’s general partner and its affiliates will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Registrant to enable it to effectuate, indemnification. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for the Registrant’s activities, regardless of whether it would have the power to indemnify the person against liabilities under the partnership agreement.

Calumet GP, LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of the Registrant’s general partner, Calumet GP, LLC, provides that, in most circumstances, the Registrant’s general partner will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	any person who is or was an affiliate of the Registrant’s general partner;

•	any person who is or was an officer, director, fiduciary or trustee of the Registrant’s general partner or any affiliate of the Registrant’s general partner;

•	any person who is or was serving at the request of the board of directors of the Registrant’s general partner as an officer, director, member, partner, fiduciary or trustee of another person; or

•	any person the board of directors of the Registrant’s general partner designates as an indemnitee.

The Registrant’s general partner may purchase and maintain insurance on behalf of the indemnified persons, to the extent and in such amounts as the Registrant’s general partner determines to be reasonable, against any liability that may be asserted against or expenses that may be incurred by the indemnified persons in connection with the activities of the general partner or the indemnified persons. The Registrant’s general partner may also enter into indemnity contracts with the indemnified persons. The Registrant will reimburse its general partner for all expenses allocable to it or otherwise incurred by the Registrant’s general partner in connection with operating the Registrant’s business.

Item 8. Exhibits.

No.	Description
4.1	Calumet GP, LLC Amended and Restated Long-Term Incentive Plan, dated and effective January 22, 2009 (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 4, 2009 (File No. 000-51734)).

4.2	First Amended and Restated Limited Partnership Agreement of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 13, 2006 (File No. 000-51734)).

4.3	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 11, 2006 (File No. 000-51734)).

4.4	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 18, 2008 (File No. 000-51734)).

4.5	Form of Phantom Unit Grant Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 28, 2009 (File No. 000-51734)).

4.6	Form of Unit Option Grant (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on November 16, 2005 (File No. 333-128880)).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Calumet Specialty Products Partners, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, in the State of Indiana, on February 28, 2013.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

by:	Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II
Name:	R. Patrick Murray, II
Title:	Senior Vice President, Chief Financial Officer and Secretary

NOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints R. Patrick Murray, II and Jennifer G. Straumins, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to the Registration Statement and any additional registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Commission, and any national exchange or self regulatory agency, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, or any of them or their or his substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such director or officer might or could do and perform in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitutes or substitute, may lawfully do or cause be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on February 28, 2013.

Signature	Title
/s/ Fred M. Fehsenfeld, Jr. Fred M. Fehsenfeld, Jr.	Chairman of the Board of Calumet GP, LLC

/s/ F. William Grube F. William Grube	Chief Executive Officer, Director and Vice Chairman of the Board of Calumet GP, LLC (Principal Executive Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II	Senior Vice President, Chief Financial Officer and Secretary of Calumet GP, LLC (Principal Financial and Accounting Officer)

/s/ James S. Carter James S. Carter	Director of Calumet GP, LLC

/s/ William S. Fehsenfeld William S. Fehsenfeld	Director of Calumet GP, LLC

/s/ Robert E. Funk	Director of Calumet GP, LLC
Robert E. Funk

/s/ Nicholas J. Rutigliano	Director of Calumet GP, LLC
Nicholas J. Rutigliano

/s/ George C. Morris III	Director of Calumet GP, LLC
George C. Morris III

INDEX TO EXHIBITS

No.	Description
4.1	Amended and Restated Long-Term Incentive Plan, dated and effective January 22, 2009 (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 4, 2009 (File No. 000-51734)).

4.2	First Amended and Restated Limited Partnership Agreement of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 13, 2006 (File No. 000-51734)).

4.3	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 11, 2006 (File No. 000-51734)).

4.4	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 18, 2008 (File No. 000-51734)).

4.5	Form of Phantom Unit Grant Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 28, 2009 (File No. 000-51734)).

4.6	Form of Unit Option Grant (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on November 16, 2005 (File No. 333-128880)).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith.